      Amendment to Schedule A and Schedule B to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and

             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and Allmerica Financial Life Insurance and Annuity Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A and Schedule B thereto from time to time, and the parties now wish to amend Schedule A and Schedule B, to add additional separate accounts and change portfolios to service class, thereby substituting the attached Schedule A and Schedule B for the prior existing ones.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A and Schedule B to the Participation Agreement by adopting the attached Schedule A and Schedule B, dated May 1, 2002, and by substituting the attached Schedule A and Schedule B for any and all prior amendments to Schedule A and Schedule B., as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

By:       /s/ John P. Kavanaugh
          ------------------------------

Name:      John P. Kavanaugh
          ------------------------------

Title:     Vice President

          ------------------------------

Date:       May 1, 2002
          ------------------------------




ALLMERICA INVESTMENT TRUST                   ALLMERICA FINANCIAL INVESTMENT
                                             MANAGEMENT SERVICES, INC.

By:       /s/ Kristin L. Bushard             By:     /s/ Paul T. Kane
          ------------------------------           ----------------------------


Name:     Kristin L. Bushard                 Name:   Paul T. Kane
          ------------------------------           ----------------------------


Title:    Vice President                     Title:  Vice President
          ------------------------------           ----------------------------


Date:      May 1, 2002                       Date:   May 1, 2002
          ------------------------------           ----------------------------


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             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
           SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2002)

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                             VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                                  PRODUCT NAME                             1933 ACT #            1940 ACT #
----------------                                  ------------                             ----------            --------
VEL                                               VEL (`87)                                 33-14672              811-5183
                                                  VEL (`91)                                 33-90320
                                                  VEL (Plus)                                33-42687

VEL II                                            VEL (`93)                                 33-57792              811-7466

Inheiritage                                       Select Inheiritage                        33-70948              811-8120

Allmerica Select Separate Account  II             Select Life                               33-83604              811-8746

Allmerica Select Separate Account III             Select SPL                               333-58551              811-8859
                                                  SPL II                                   333-84306

VEL Account III                                   Allmerica Estate Optimizer               333-58385              811-8857

FUVUL Separate Account                            ValuePlus Assurance (First Union)        333-93013             811-09731

Group VEL                                         Group VEL                                 33-82658              811-8704
                                                  Group VEL COLI                           333-39798

Separate Account IMO                              Allmerica VUL 2001                       333-84879             811-09529
                                                  Allmerica Select Life Plus               333-84879
                                                  VUL 2001 Survivorship                    333-90995

Separate Account FR1                              PremierFocus                                N/A                   N/A

Separate Account FR2                              PremierFocus                                N/A                   N/A

Separate Account FR3                              PremierFocus                                N/A                   N/A

Separate Account FR4                              PremierFocus                                N/A                   N/A

Separate Account FQ1                              PremierFocus                                N/A                   N/A

Separate Account MM                               Ehrenkranz PPVUL                            N/A                   N/A

                                                  Neuberger Berman PPVUL
                                                  Ramius PPVUL Strauss

Separate Account EQ1                              Ehrenkranz PPVUL                            N/A                   N/A


                                                                       VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                                  PRODUCT NAME                             1933 ACT #            1940 ACT #
----------------                                  ------------                             ----------            --------

VA-K                                              ExecAnnuity Plus 91                       33-39702             811-6293
                                                  ExecAnnuity Plus 93                       33-39702
                                                  Advantage                                 33-39702
                                                  Agency C-Shares                          333-38274
                                                  Agency Accumulator (no-load)             333-87099
                                                  ValuePlus Assurance IVA                  333-81861
                                                  (First Union)
                                                  Allmerica Immediate Advantage Variable   333-81861
                                                  Annuity (IVA)-2 Fund Quest
                                                  Allmerica Value Generation               333-90543
                                                  (Annuity Scout)                          333-87099

Allmerica Select Separate Account                 Allmerica Select Resource I               33-47216             811-6632
                                                  Allmerica Select Resource II              33-47216
                                                  Allmerica Select Reward (Bonus)          333-78245
                                                  Allmerica Select Charter (C-Shares)      333-63093
                                                  Allmerica Select Secondary B/D           333-92115

Separate Accounts VA-A, VA-B, VA-C,               Variable Annuities (discontinued)
VA-G, VA-H

Fulcrum Separate Account                          Fulcrum                                  333-11377             811-7799

Separate Account UR1                              PremierFocus                                N/A                  N/A

Separate Account UR2                              PremierFocus                                N/A                  N/A

Separate Account UR3                              PremierFocus                                N/A                  N/A

Separate Account UR4                              PremierFocus                                N/A                  N/A

Separate Account UQ1                              PremierFocus                                N/A                  N/A

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
           SCHEDULE B TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2002)


                   PORTFOLIOS OF ALLMERICA INVESTMENT TRUST
                   ----------------------------------------

                   AIT Core Equity Fund (Service Shares)
                     (formerly Growth Fund)
                   AIT Equity Index Fund (Service Shares) AIT Government Bond Fund (Service Shares) AIT Money Market Fund (Service Shares) AIT Select Aggressive Growth Fund (Service Shares) AIT Select Capital Appreciation Fund (Service Shares) AIT Select Emerging Markets Fund (Service Shares) AIT Select Growth and Income Fund (Service Shares) AIT Select Growth Fund (Service Shares) AIT Select International Equity Fund (Service Shares) AIT Select Investment Grade Income Fund (Service Shares)
                     (formerly Investment Grade Income Fund)
                   AIT Select Strategic Growth Fund (Service Shares)
                   AIT Select Strategic Income Fund (Service Shares)
                   AIT Select Value Opportunity Fund (Service Shares)